Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the Registration Statements of Inventergy Global, Inc. on Form S-3 (File No. 333-199647) as filed with the Securities and Exchange Commission on October 28, 2014 and the Prospectus dated November 10, 2014, and Form S-1 (File No. 333-211211) as filed with the Securities and Exchange Commission on May 6, 2016 of our report, which includes an explanatory paragraph as to the company’s ability to continue as a going concern, dated March 31, 2017, with respect to our audits of the consolidated financial statements of Inventergy Global, Inc. as of December 31, 2016 and 2015 and for the years ended December 31, 2016 and 2015, which report is included in this Annual Report on Form 10-K of Inventergy Global, Inc. for the year ended December 31, 2016. We also consent to the reference to our firm under the heading “Experts” in such Registration Statements.

/s/ Marcum llp

Marcum llp

San Francisco, CA

March 31, 2017